UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   December 7, 2004

Electronic Data Systems Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-11779	75-2548221

(Commission File Number)	(IRS Employer Identification No.)

5400 Legacy Drive, Plano, Texas	75024

(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01  Other Events

On December 7, 2004, the Board of Directors of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), determined that it would terminate EDS' existing rights plan in February 2005 and will not propose any rights plans for approval by stockholders at EDS' 2005 Annual Meeting of Stockholders.  The Board further adopted the following policy regarding the adoption of a rights plan in the future:

The Board will only adopt a rights plan if either (1) EDS' stockholders have approved adoption of the rights plan or (2) the Board, including a majority of the independent members of the Board, in the exercise of its fiduciary responsibilities makes a determination that, under the circumstances existing at the time, it is in the best interests of EDS' stockholders to adopt a rights plan without seeking stockholder approval.

EDS had previously announced in May 2004 that the Board intended to submit a rights plan to stockholders for approval at the 2005 Annual Meeting and that if the proposed plan were not approved the Board intended to redeem the current plan and not implement a new plan without stockholder approval.

EDS has reaffirmed its previously announced intent to submit to stockholders at the 2005 Annual Meeting proposals to repeal the company's classified board structure and eliminate the supermajority voting provisions in its charter and by-laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

December 8, 2004                                                                                                    By:   /S/ BRUCE N. HAWTHORNE

                                                                                                                                           Bruce N. Hawthorne, Executive Vice
                                                                                                                                           President and Secretary

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